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                                                                   Exhibit 10.58

             Amendment to Nonqualified Stock Option Award Agreement
             ------------------------------------------------------

         This Amendment is made as of March 7, 2002, to the Nonqualified Stock Option Award Agreement dated May 22, 2001 (the "Award Agreement") by and between Interliant, Inc., a Delaware Corporation (the "Company") and The Feld Group, Inc. (the "Optionee"). Where the terms of this Amendment conflict with the terms of the Award Agreement, the terms of this Amendment shall control.

         For good and valuable consideration, including but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following changes to the Award Agreement:

         The first sentence of Section 3 (a), beginning with the words "Subject to Section 3(c) hereof" and ending with the words "through and including May 22, 2005." is hereby be deleted in its entirety and replaced with the following:

         "Subject to Section 3(c) hereof, one forty-eighth (1/48) of the Option Shares shall become vested and exercisable based on the passage of time, on each monthly anniversary date of the Date of Grant beginning June 22, 2001 and continuing through and including, February 22, 2002. Thereafter, the balance of the 2,000,000 Option Shares not yet vested (i.e., 1,625,000 Option Shares) shall become vested and exercisable in ten (10) equal monthly installments based on the passage of time, on the last day of each month commencing March 31, 2002 and continuing through and including December 31, 2002."

         Except as modified herein, the Award Agreement as originally drafted, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives.

INTERLIANT, INC.                            THE FELD GROUP, INC.


By:       /s/ Francis J. Alfano             By:        /s/ Mike Koehler
    --------------------------------           ---------------------------------
        Francis J. Alfano                            Mike Koehler
        Chief Financial Officer                      Chief Operating Officer